UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HALLADOR ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

1660 Lincoln Street

Suite 2700

Denver, CO 80264

(303) 839-5504

April 12, 2017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Hallador Energy Shareholders:

Notice is hereby given that our 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) will be Thursday, May 25, 2017, at 4:00 p.m. Eastern Daylight Time, in the Singapore Conference Room of the Conrad Hotel, 50 West Washington Street, Indianapolis, Indiana 46204 for the following purposes:

1.	To elect seven directors to the Board of Directors to serve for a one-year term;
2.	To approve, on an advisory basis, Hallador Energy’s executive compensation of Named Executive Officers;
3.	To vote on the frequency of future advisory votes on executive compensation;
4.

To approve the Amended and Restated Hallador Energy Company 2008 Restricted Stock Unit Plan (the “RSU Plan”) that (i) increases the number of shares by adding 1,000,000 shares to the RSU Plan, and (ii) to extend the term until May 25, 2027; and

5.	To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record at the close of business on March 31, 2017 (the "Record Date") will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Meeting regardless of whether you attend. In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2016 to you online with paper copies available, free of charge, upon request. On or about April 12, 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

By Order of the Board of Directors,

Victor P. Stabio Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2017.
This notice, the accompanying proxy statement and Hallador ‘s annual report on Form 10-K for the year ended December 31, 2016 are available at www.edocumentview.com/HNRG.

TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE MEETING OF SHAREHOLDERS	1
PROPOSAL NO. 1: Election of Directors	4
Information about the Director Nominees	4
CORPORATE GOVERNANCE	6
Board of Directors and its Committees	6
Audit Committee and Financial Expert	7
Compensation and Nominating Committee	7
Executive Committee	8
Code of Conduct	8
Criteria for Director Nominations	8
Shareholder-Recommended Director Candidates	8
Board Leadership Structure	9
Director Independence	9
DIRECTOR COMPENSATION	9
AUDIT COMMITTEE REPORT	10
BOARD RISK OVERSIGHT	11
COMPENSATION COMMITTEE RISK ASSESSMENT	11
OTHER GOVERNANCE MATTERS	11
Policy for Approval of Related Person Transactions	11
Shareholder Communications with our Board	12
INFORMATION ABOUT OUR NON-DIRECTOR NEO	12
COMPENSATION	12
Compensation Discussion and Analysis	12
Compensation Committee Report	13
Compensation Committee Interlocks and Insider Participation	13
Named Executive Officers Compensation	14
Summary Compensation Table	14
Realized Compensation per W-2s and “At Risk” Compensation Table	15
Outstanding Equity Awards at December 31, 2016	15
Restricted Stock Unit Plan and Stock Bonus Plan	16
2017 COMPENSATION TO BE PAID TO NEOS	16
PROPOSAL NO. 2: Advisory vote approving named executive officers compensation.	16
PROPOSAL NO. 3: To approve on an advisory basis, the Say-On-Frequency vote on the compensation of the Company’s Named Executive Officers.	17
PROPOSAL NO. 4: To approve the Amended and Restated Hallador Energy Company 2008 Restricted Stock Unit Plan (the “RSU Plan”) that (i) increases the number of shares by adding 1,000,000 shares to the RSU Plan, and (ii) to extend the term until May 25, 2027.	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
INDEPENDENT AUDITORS’ FEES AND SERVICES	20
PRE-APPROVAL POLICY	20
PROPOSALS BY SECURITY HOLDERS	21
OTHER MATTERS	21
INFORMATION ABOUT 2018 SHAREHOLDER PROPOSALS	21
MEETING LOCATION	21
CONTACT INFORMATION	21
APPENDIX	22

HALLADOR ENERGY COMPANY PROXY STATEMENT 2017 ANNUAL MEETING OF SHAREHOLDERS May 25, 2017

GENERAL INFORMATION ABOUT THE MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Hallador Energy Company (the “Company”, "Hallador", "we" or "us") to holders of our common stock in connection with the solicitation by the Board of proxies to be voted at the 2017 Annual Meeting of Shareholders (the “Meeting”.)  The Meeting will be held on May 25, 2017 at 4:00 p.m. Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting and this Proxy Statement.

By April 12, 2017, we will have mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our shareholders containing instructions on how to access the proxy materials and submit your proxy online. We have made these proxy materials available to you over the Internet or, upon your request, will deliver paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for the Meeting. As of the Record Date, the Company's officers and directors are the record and beneficial owners of a total of 13,580,080 shares (approximately 46.17%) of the Company's outstanding common stock.  It is management's intention to vote all of its shares in the manner recommended by the Board for each matter to be considered by the shareholders.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the “Notice of Annual Meeting”, which appears on the cover page of this Proxy Statement, including

1.	The election of seven directors.
2.	Advisory vote approving named executive officers compensation.
3.	Say-on-Frequency vote.
4.	The approval of the Amended and Restated 2008 Restricted Stock Unit Plan; and
5.	Any other matters that may properly come before the Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only shareholders of record at the close of business on March 31, 2017 (the “Record Date”), are entitled to receive notice of the Meeting and to vote the shares of common stock of the Company (“Common Stock”).  The holders of the Common Stock may vote on all matters presented at the Meeting and will vote together as a class.  Each outstanding share of Common Stock entitles the holder to one vote.  As of Record Date, there were 29,412,799 shares of Common Stock outstanding.

Who can attend the Meeting?

We invite all Hallador shareholders (as of the Record Date) or their named representatives and members of their immediate family to the Meeting.  We reserve the right to limit the number of representatives who may attend.   The Meeting will begin at 4:00 p.m. EDT.  Proof of ownership and identification is required to attend the Meeting.  If your shares are held in street name by a bank or broker, you will need to bring a copy of your account statement evidencing your ownership.  We ask that you RSVP to Hallador by May 18, 2017, via email to investorrelations@halladorenergy.com, attention Rebecca Palumbo or by telephone to 1-800-839-5506, ext. 316.  Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

What constitutes a quorum?

One-third of the outstanding common shares entitled to vote, represented in person or by proxy, constitutes a quorum for the Meeting.

VOTING INFORMATION

How to Vote

Our proxy materials available to shareholders on the Internet and by mail.  You may read, print and download our 2016 Form 10-K, 2017 Proxy Statement and Proxy Card at www.edocumentview.com/HNRG. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by the Internet, by regular mail or in person at the Meeting. Each of these voting options is described in the Notice of Availability and the Proxy Card.

To ensure that your vote is counted at the Meeting, regardless of whether you plan to attend, you should vote by using the Internet voting option on your Proxy Card or mailing in your Proxy Card. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted in accordance with the recommendations of the Board. In connection therewith, the Board has designated  Victor P. Stabio, Chairman of the Board, and Brent K. Bilsland, President and CEO, as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted per your instructions.

Important Voting Information for Beneficial Owners.

If your Hallador shares are held for you in a brokerage, bank or other institutional account, you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly to the Company. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf.  For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares at the meeting, you must obtain a proxy from your financial institution and bring it with you to hand in with your ballot.

What if I do not specify how my shares are to be voted?

For “Proposal No. 1 – Election of Directors,” if you submit a proxy but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”),

For “Proposal No. 2 – Advisory Vote Approving Named Executive Officers Compensation,” if you submit a proxy but do not indicate any voting instructions, your shares will be counted as a vote approving the compensation of the Company’s Named Executive Officers,

For “Proposal No. 3 – Approve Frequency of Future Say-on-Pay Votes,” if you submit a proxy but do not indicate any voting instructions, your shares will be counted as a vote in favor of holding such an advisory vote every year, and

For “Proposal No. 4 – Approval of the Amended and Restated 2008 Restricted Stock Unit Plan,” if you submit a proxy but do not indicate any voting instructions, your shares will be counted as a vote in favor of adopting the Amended and Restated 2008 Restricted Stock Unit Plan.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company at our address above either a notice of revocation or a duly executed proxy bearing a later date.  If you attend the Meeting in person you may revoke your proxy and vote in person.

What if other matters come up at the Meeting?

The matters described in this Proxy Statement are the only matters we know that will be voted on at the Meeting.  If other matters are properly presented at the Meeting, the proxy holders will vote your shares as they see fit.

Can I vote in person at the Meeting rather than by completing the Proxy Card?

Although we encourage you to complete and return the Proxy Card to ensure that your vote is counted, you can attend the Meeting and vote your shares in person.

How are votes counted?

We will hold the Meeting if holders of one-third of the total shares of Common Stock entitled to vote either sign and return their Proxy Cards or attend the Meeting.  If you sign and return your Proxy Card, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to vote on any of the proposals listed on the Proxy Card.

Who pays for this proxy solicitation?

The Company will pay all the costs of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card, and any additional solicitation materials furnished to shareholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  Also, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  In addition to sending you these materials, some of the Company’s employees may contact you by telephone, by mail, or in person.  None of these employees will receive any extra compensation for doing this.

What vote is required to approve each item?

Election of Directors.  At the Meeting, seven director-nominees are standing for election to the Board.  Each director-nominee will serve on the Board until his successor is duly elected and qualified.  Director-nominees will be elected by a plurality of the votes cast by holders of the Common Stock, represented in person or by proxy at the Meeting.  This means that the director-nominees will be elected if they receive more affirmative votes cast by holders of the Company’s Common Stock than any other person.  A properly executed proxy marked “Withheld” with respect to the election of any director-nominee will not be voted with respect to such director-nominee indicated, although it will be counted for purposes of determining whether there is a quorum.

Say-on-Pay.  At the Meeting, we are asking shareholders to vote to approve on advisory basis on the compensation paid to the Named Executive Officers.  A majority of the shares of Common Stock represented at the Meeting and entitled to vote on this proposal must vote FOR the proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Broker non-votes have no effect on the vote. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

Say-on-Frequency of the say-on-pay vote. A majority of the shares of Common Stock represented at the Meeting and entitled to vote on this proposal must vote FOR the proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of ONE YEAR for future advisory votes regarding executive compensation.

Amended and Restated 2008 Restricted Stock Unit Plan.  The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote on this proposal must vote FOR the approval of the Amended and Restated 2008 Restricted Stock Unit Plan, in order to approve it. A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

Other Matters.  For most other matters that properly come before the Meeting, the affirmative vote of a majority of shares of Common Stock, present in person or represented by proxy and voted at the Meeting, will be required.

PROPOSAL NO. 1: Election of Directors.

Our Board of Directors has nominated seven directors for election at this Meeting to hold office until the next annual meeting and the election of their successors.  All of the nominees currently are directors.  Each agreed to be named in this proxy statement and to serve if elected.

Pursuant to Hallador’s by-laws, in an uncontested election, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have no effect on the vote. Any director who receives a greater number of votes “against” his or her election than votes “for” in an uncontested election must tender his or her resignation.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected.  However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

Information about the Director Nominees

Below is information about each nominee, including biographical data for at least the past five years and an assessment of the skills and experience of each nominee.  For the past ten years, none of the nominees have filed bankruptcy.

The Board recommends that you vote FOR all of the Nominees.

Name	Age	Position(s) and year appointed
Brent K. Bilsland	43	President and CEO (2014) and Director (2009)
David C. Hardie	66	Director (1989)
Steven Hardie	63	Director (1994)
Bryan H. Lawrence	74	Director (1995)
Sheldon B. Lubar	87	Director (2008)
John Van Heuvelen	70	Director (2009)
Victor P. Stabio	69	Chairman of the Board (2014) and Director (1991)

Our directors are appointed for a one-year term to hold office until the next Annual Meeting of Shareholders or until removed from office. Each director will hold office after the expiration of his term until his successor is elected and qualified, or until he resigns or is removed.

BRENT K. BILSLAND, Director, President and CEO.    Mr. Bilsland was named our CEO on January 24, 2014, and has been our President and director since September 2009. He has been President of Sunrise Coal, LLC, our primary operating subsidiary, since July 31, 2006. Previously, Mr. Bilsland was Vice President of Knapper Corporation; a family owned farming business from 1998 to 2004.  Mr. Bilsland is a graduate of Butler University located in Indianapolis, Indiana.

Mr. Bilsland brings broad industry experience and significant operational capabilities to our Company. He has an intimate understanding of our business and its operations that benefits us.  Mr. Bilsland’s personal investment in Hallador stock, combined with his wife and children, amounts to 988,283 shares in addition to his 100,000 RSUs that will lapse/vest in December 2017.  Mr. Bilsland currently serves as a director of both the National Mining Association (NMA) and the Indiana Coal Council (ICC).  In 2015 and 2016, Mr. Bilsland served as the Chairman of the ICC.

We believe that board members who are willing and able to have a sizable portion, or in some case a substantial portion, of their personal net worth invested in us tend to be conscientious directors.  In other words, our directors’ interests are closely aligned with our shareholders’ interests.  If our stock increases, our directors’ benefit directly and so do our other shareholders.

DAVID C. HARDIE, Director, has served on our board since July 1989.  From July 1989 through January 2014 Mr. Hardie was Chairman of the Board.   He is the Chairman of the Board and Chief Executive Officer of Hallador Investment Advisors Inc., which manages Hallador Cash Fund LP, Hallador Alternative Assets Fund, and Hallador Balanced Fund. Mr. Hardie is and serves as a director and partner of other private entities that are owned by members of his family and also serves as Chairman of Parasol Tahoe Community Foundation.  Mr. Hardie is a graduate of California Polytechnic University, San Luis Obispo.  He also attended the Owner/President Management program offered by Harvard Business School.

STEVEN HARDIE, Director, has served on our board since 1994. He is manager of NextG LLC a family investment partnership in 2016. For the past 31 years, he has been a private investor and serves as director and partner of other private entities owned by members of his family.

Messrs. David and Steven Hardie have served as our board members for the last 27 and 23 years, respectively.  Both have been private investors in many companies over their careers and served on numerous boards.  At one time, the two brothers and their family owned over 50% of our stock.  Currently, the two brothers beneficially own through various entities 11.6% of our stock giving them a vested interest in monitoring the well-being of our Company, although Messrs. David and Steven Hardie disclaim any beneficial ownership of any other shares held by such entities. Their significant broad experiences, as well as intimate knowledge of our Company, are significant benefits to us in planning and executing our corporate strategy.

BRYAN H. LAWRENCE, Director, has served on our board since November 1995. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of Carbon Natural Gas Company, Ramaco Resources, Inc., and Star Gas, L.P. (each a United States publicly traded company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Mr. Lawrence, who controls about 20% of our stock, has been a board member for the last 21 years. He sits on numerous boards for both private and public companies that are involved in the energy business. His experience with us and in other energy companies, gives us a significant benefit. As most of our other board members, he too has a significant indirect monetary investment in our Company and accordingly has a vested interest in our success.

SHELDON B. LUBAR, Director, has served on our board since 2008. Since 1977, Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded. During the past five years, he served on the board of Approach Resources, Inc., Crosstex Energy, Inc., Crosstex Energy L.P., and other private companies.  Mr. Lubar currently serves on the board of Star Gas Partners L.P. and on the boards of a number of private companies. Mr. Lubar holds a bachelor's degree in Business Administration and a law degree from the University of Wisconsin-Madison. He was awarded Honorary Doctorates degrees from the University of Wisconsin-Milwaukee, University of Wisconsin-Madison and the Medical College of Wisconsin.

Mr. Lubar, who controls 9.5% of our stock, has been on our board for nine years.  Mr. Lubar is a very successful entrepreneur and sits on numerous boards in the energy business along with Mr. Lawrence. With his 9.5% stake, he too has a vested interest in our success.

JOHN VAN HEUVELEN, Director, has served on our board since 2009. Additionally, he is a member of the board of directors of MasTec, Inc. (NYSE: MTZ), a position he has held for the last 15 years. At MasTec, Mr. Van Heuvelen is a lead director who also serves on the executive, nominating and audit committees. MasTec is a $5 billion (revenue) specialty contractor in the power generation and transmission industry.  Mr. Van Heuvelen is also a member of the board of directors of Orchid Island Capital (NYSE), a residential mortgage REIT. Since February 2013, Mr. Van Heuvelen has served as Orchid Island’s audit committee chairman, lead director and as a member of the compensation committee.   Mr. Van Heuvelen was formerly audit chair and chairman of the board at LifeVantage (OTC: LFVN). For the last 17 years, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado. His investment activities have included private telecom and technology firms, where he remains active.  Previously, Mr. Van Heuvelen spent 14 years with Morgan Stanley and Dean Witter Reynolds in various senior management positions in the asset management unit, investment trust, and municipal bond divisions before serving as president of Morgan Stanley Dean Witter Trust Company.

Early in his career, Mr. Van Heuvelen was actively involved in the energy business while living in Montana. Mr. Van Heuvelen’s contacts with investment banking firms will prove invaluable to us as we seek to grow our Company.

VICTOR P. STABIO, Chairman of the Board, since January 2014.  Mr. Stabio has been a director of the Company since 1991 and was our CEO and President for 23 years before stepping down in January 2014.   He has been active in oil and gas exploration and production for the past 39 years and coal mining for the past 12 years. Mr. Stabio is a director of Savoy Exploration, the general partner of Savoy Energy, LP, of which we own 30.6%.

Mr. Stabio has a personal investment in us and owns 267,776 shares of our stock, and has 80,000 Restricted Stock Units (“RSUs”) that will lapse/vest in December 2017. He has been responsible principally for our business strategy since March 1991. His industry experience and vision are a primary component of our successful operations since that time.

Officers are appointed by and serve at the discretion of the Board.

CORPORATE GOVERNANCE

Board of Directors and its Committees

We had five Board meetings during 2016. All members attended at least 75% of the Board meetings (in person or by telephone) and 100% of the Board committees on which he served during the year.  Other Board actions were taken by written unanimous consent.

We do not have a specific policy regarding attendance at the annual shareholders meeting. All directors, however, are encouraged to attend if available, and we try to ensure that at least one independent director attends the annual shareholders meeting and is available to answer questions. Three of our directors, one of which is independent, attended our 2016 annual meeting of shareholders.

The Board has an Audit Committee, a Compensation and Nominating Committee and an Executive Committee.  The current charters for the Audit Committee and the Compensation and Nominating Committee are available on our Internet website, www.halladorenergy.com.  The Board committee members, as of the date of this Proxy Statement, are identified in the following table:

Name	Audit Committee	Compensation and Nominating Committee	Executive Committee

David C. Hardie	X	Chairman	X
Steven Hardie		X
Bryan H. Lawrence		X	X
Sheldon B. Lubar	X	X
John Van Heuvelen	Chairman and Financial Expert	X
Victor P. Stabio			Chairman
Brent K. Bilsland			X

Audit Committee and Financial Expert

The Audit Committee met four times during 2016. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to:

(i)	The integrity of the financial reports and other financial information provided by us to the public or any governmental body;
(ii)	Our compliance with legal and regulatory requirements;
(iii)	Our systems of internal controls over financial reporting;
(iv)	The qualifications and independence of our independent auditors;
(v)	Our auditing, accounting, and financial reporting processes generally; and
(vi)

The performance of such other functions as the Board may assign from time to time. To this end, the Audit Committee will maintain free and open communication with the Board, the independent auditors, and any other person responsible for our financial management.

All Audit Committee members are “independent” as defined by the NASDAQ listing standards, including those standards applicable specifically to audit committee members. In addition, no member of the Audit Committee has served as one of our officers or employees at any time. All members of the Audit Committee are “non-employee directors” as defined in SEC rules.

Compensation and Nominating Committee

Our Compensation and Nominating Committee consists of five members. It held one meeting in 2016, and actions were taken by unanimous written consent. The purpose of our Compensation and Nominating Committee is to:

(i)	Oversee our executive and director compensation;
(ii)	Oversee and administer our stock incentive plans;
(iii)

Assist our Board by identifying individuals qualified for election and re-election as Board members and to recommend to our Board the director nominees for each annual meeting of shareholders, subject to the provisions of any shareholder or similar agreement binding on us;

(iv)	Recommend to the Board director nominees for each committee of the Board, subject to the provisions of any shareholder or similar agreement binding on us; and
(v)	Act on specific matters within its delegated authority, as determined by the Board from time to time.

All Compensation Committee members are “independent” as defined by the NASDAQ listing standards, including those standards applicable specifically to compensation committee members. In addition, no member of the Compensation Committee has served as one of our officers or employees at any time. All members of the Compensation Committee are “non-employee directors” as defined in SEC rules.

Executive Committee

Our Executive Committee did not meet during 2016. When the Board is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

(i)	amending our articles of incorporation and bylaws;
(ii)	adopting an agreement of merger or consolidation;
(iii)	recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;
(iv)	recommending to shareholders our dissolution or revocation of any dissolution;
(v)	declaring a dividend;
(vi)	issuing stock;
(vii)	appointing members of Board committees; and
(viii)	changing major lines of business.

Code of Conduct

Our Board adopted the Company’s Code of Conduct, which provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Conduct provides, among other things, that our directors, officers, and employees will: (i) comply with all laws, rules, and regulations applicable to us; (ii) avoid conflicts of interest; (iii) protect our assets and maintain our confidentiality; (iv) honestly and accurately maintain records and make required disclosures; and (v) promote ethical behavior and report violations of law, rules, regulations or the Code of Conduct.

The Code of Conduct is available on our Internet website, www.halladorenergy.com.

Criteria for Director Nominations

General criteria for the nomination of director candidates include experience and successful track record, integrity, skills, ability to make analytical inquiries, understanding of our business environment, and willingness to devote adequate time to director duties, and diversity (although no formal policy exists, considered along with the aforementioned factors), all in the context of the perceived needs of the Board at that time. Stock ownership could also be a consideration.

Shareholder-Recommended Director Candidates

Our Board is responsible for identifying individuals qualified to become board members and nominees for directorship are selected by the Board. Although the Board is willing to consider candidates recommended by our shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our shareholders. The Board believes that a formal policy is not necessary or appropriate because of the small size of the Board and because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations, including the candidate’s name, address, principal occupation, number of shares of common stock held by the proposed director candidate, and the recommending shareholder’s name, address and number of shares of common stock held, and any other information about the candidate’s qualifications to Hallador Energy Company, Attn: President, 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264.

Submissions must include sufficient biographical information concerning the recommended individual, including age, educational background, employment history for at least the past five years indicating employer’s name and description of the employer’s business, and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider all candidates, whether recommended by shareholders or members of management. The Board will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction, and membership of the Board. Currently, the position of CEO and Chairman are separate, with Victor Stabio serving as Chairman of the Board and Brent Bilsland serving as the CEO.

The Board believes that separating these roles allows the CEO the opportunity to focus on running our business and managing the day-to-day challenges, while providing the Board the opportunity to benefit from the Chairman's ability to support the other members of the Board and work closely with the other members of the executive team.

Director Independence

As required by NASDAQ rules, the Board will evaluate the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact a director’s independence or effectiveness (e.g., in connection with a change in employment status or other significant events). This process is administered by our Audit Committee, which consists entirely of directors who are independent under applicable NASDAQ and SEC rules. After considering all relevant relationships with us, the Audit Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, our Audit Committee and Board consider relevant facts and circumstances, including

(i)	the nature of any relationships with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us,
(ii)	the significance of the relationship to us, the other organization and the individual director,
(iii)	whether or not the relationship is solely a business relationship in the ordinary course for us and the other organization and does not afford the director any special benefits, and
(iv)

any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired more than three years ago to be immaterial.

After considering the standards for independence adopted by NASDAQ and various other factors as described herein, the Board has determined that all directors other than Messrs. Stabio and Bilsland are independent.  Mr. Van Heuvelen is the only non-employee director that receives compensation from us.

DIRECTOR COMPENSATION

Mr. Van Heuvelen is paid $100,000 per year and has the option to be paid in cash or shares of our stock. Since 2009, Mr. Van Heuvelen has elected to be paid in stock.

Mr. Stabio earned $375,600 for director’s services. Additionally, Mr. Stabio had 80,000 restricted stock units that vested on December 16, 2016 for a gross amount of $699,200 based on a closing stock price that day of $8.74/share.

AUDIT COMMITTEE REPORT

The Audit Committee evaluates the performance of EKSH, including the senior audit engagement team, each year and determines whether to re-engage EKSH or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by EKSH and their technical expertise, tenure as our independent auditors and knowledge of our operations and industry. Based on this evaluation, the Audit Committee decided to engage EKSH as our independent auditors for the year ended December 31, 2016. The Audit Committee reviewed with senior members of our financial management team and EKSH the overall audit scope and plans, and the quality of our financial reporting. The Audit Committee has the sole authority to appoint the independent auditors.

Management has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the CEO and the CFO that our unaudited quarterly and audited consolidated financial statements fairly present in all material respects, our financial condition, results of operations and cash flows, and have expressed to both management and EKSH their general preference for conservative policies when a range of accounting options is available.

The Audit Committee believes that, by thus focusing its discussions with EKSH, it can promote a more meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with EKSH those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee received the written disclosures and the letter from EKSH required by applicable requirements of the PCAOB regarding EKSH's communication with the Audit Committee concerning independence, and has discussed with EKSH their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of EKSH, who are engaged to audit and report on our consolidated financial statements.

In reliance on these reviews and discussions, and the reports of EKSH, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC

MEMBERS OF THE AUDIT COMMITTEE:

John Van Heuvelen-Chairman

David C. Hardie

Sheldon B. Lubar

BOARD RISK OVERSIGHT

Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from Mr. Bilsland on areas of risk we face. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of management to enable its members to understand and provide input and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss our risk management culture and processes. In the event a committee receives a report from a member of management regarding areas of risk, the Chairman of the relevant committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.

COMPENSATION COMMITTEE RISK ASSESSMENT

The Compensation Committee reviewed and discussed an internal risk assessment of our executive and non-executive compensation programs and the outcomes of such assessment. Based on such review, the Compensation Committee believes that our compensation programs (i) do not motivate our executives or our non-executive employees to take excessive risks, (ii) are aligned with shareholders’ best interests, and (iii) are not reasonably likely to have a material adverse effect on us. Our compensation programs are designed to support, reward appropriate risk taking, and include the following:

•	Long-term performance periods; and

•	Multi-year vesting schedules for RSUs

OTHER GOVERNANCE MATTERS

 Policy for Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving all related person transactions in accordance with our written policy. Such transactions are generally reviewed before entry into the related person transaction. In addition, if any of our specified officers or directors becomes aware of a related party transaction that has not been previously approved or ratified, such related person transaction will be promptly submitted thereafter to the Audit Committee for its review. In reviewing a transaction, the Audit Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests are permitted to be approved. No member of the Audit Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person.

Good corporate governance is a priority to us. Our key governance practices are outlined in our committee charters, and Code of Conduct. These documents can be found on our website, www.halladorenergy.com by clicking on “Corporate Governance,” and are available in print to any Shareholder, without charge, upon request. Information on our website is not considered part of this Proxy Statement. The Code of Conduct applies to our directors, executive officers and our other personnel. Any updates or amendments to the Code of Conduct will be posted on the website.

The Audit Committee and Compensation and Nominating Committee of the Board are responsible for reviewing the Corporate Governance Guidelines annually and reporting and making recommendations to the Board concerning corporate governance matters.

Shareholder Communications with our Board

We invite shareholders to send written communications to the entire Board or to individual Board members.  Please send your letter in care of the Chairman at the address shown on the front page of this Proxy Statement.

If a shareholder communication raises concerns about management or our ethical conduct, you can report it confidentially by e-mail at http://www.openboard.info/hpco/ or by telephone to 866-229-6923.  The communications submitted through this hotline are forwarded to the Chairman of our Audit Committee and, if appropriate, the Audit Committee will take such actions as it authorizes to ensure that the subject matter is addressed by the appropriate Board committee, management and/or by the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, such shareholder communication should be sent directly to the Corporate Secretary who will forward any such communications directly to the Chair of the Audit Committee.  The Corporate Secretary will first consult with and receive the approval of the Chair of the Audit Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to the directors for potential security risks, harassment purposes or routine solicitations.

Shareholders have an opportunity to communicate with the Board at our Annual Meeting of Shareholders.

The Chairman shall be the spokesperson for the Board except in circumstances where the inquiry or comment is about the Chairman.  In such instances, the Chairman of the Audit Committee shall become the spokesperson.

INFORMATION ABOUT OUR NON-DIRECTOR NEO

LAWRENCE D. MARTIN,  51, CPA, became our Chief Financial Officer and Chief Accounting Officer in April 2016. He will continue to serve as Chief Financial Officer of Sunrise Coal, LLC, our primary operating subsidiary, a position he has held for 9 years.  Prior to his employment with Sunrise Coal in 2007, he worked 19 years for CliftonLarsonAllen, LLP (CLA).  Mr. Martin was a Senior Manager at CLA prior to his employment with Sunrise Coal.  Mr. Martin is a graduate from Indiana State University and received his Bachelor of Science degree in Accounting in 1988.

COMPENSATION

Compensation Discussion and Analysis

Our program regarding compensation of our executive officers is different from many public company programs.

For the full year 2016, we had two named executive officers, our CEO and CFO. Our Board of Directors control over 46% of Common Stock. Our Compensation Committee is comprised of five directors: who collectively control 41% of our shares outstanding. They decide how the CEO should be compensated and the CEO decides how the CFO should be compensated, with approval by the Compensation Committee. Factors considered by our CEO in setting our CFO’s compensation are typically subjective, such as his perception of our CFO’s performance.

We have no employment agreements. There are no excessive perquisites such as company aircraft or car leases, or country clubs. We have no stock options. We offer no post-employment benefits other than our 401-K plan, which is available to all employees. They also participate in the same health benefit programs that are offered to all of the employees and their families.

We do not use outside consultants to determine executive compensation. We are of the opinion that our Compensation Committee, based on their many years of business experience, has the requisite knowledge to determine our CEO’s compensation. Our compensation philosophy is quite simple. Our CEO’s base salary is set in order to provide a degree of financial certainty and stability. The primary objective of our compensation program is to align the interest of our executives with those of our shareholders. If our executive officers become wealthy, it will be primarily through their ownership in our stock, not through salaries. The granting of Restricted Stock Units is the method we use to accomplish this objective. As evidence of this philosophy, for the past three years between 42%-60% of our CEO compensation (using the W-2 Compensation) was attributable to the vesting of RSUs each year.  No additional RSUs were granted to our CEO during 2016.  In December 2017, 100,000 RSUs are expected to vest. In September 2016, our CEO sold 123,586 shares.  For the last five years, he has not sold any other shares.  Our CEO and his immediate family own 988,283 shares.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee Members:

David Hardie-Chairman

Steven Hardie

Bryan Lawrence

Sheldon Lubar

John Van Heuvelen

Compensation Committee Interlocks and Insider Participation

We do not have any interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure.

Named Executive Officers Compensation

Compensation paid to officers is set forth in the Summary Compensation Table below. There are no “change in control” agreements other than outstanding RSUs (see below).

Summary Compensation Table Pursuant to Item 402 of Regulation S-K ((2010 – 2013) are not required, but are shown for discussion purposes.)
Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (1)	Dividends on outstanding RSUs	Other (2)	Total
Brent K. Bilsland	2016	$350,000	$26,923			$32,000	$10,600	$419,523
President & CEO	2015	356,731	897,923	(3)		48,000	10,600	1,313,254
	2014	344,615	455,923		$3,064,000	64,000	10,400	3,938,938
	2013	280,000	21,538			7,500	10,400	319,438
	2012	280,000	21,538			100,000	10,000	411,538
	2011	277,981	21,538			22,500	9,800	331,819
	2010	171,250	13,462			25,000	6,291	216,003

Lawrence D. Martin (4)	2016	210,000	30,115		543,600	14,400	10,600	808,715
CFO	2015	214,039	465,615	(3)		6,800	10,038	696,492
	2014	205,770	245,915		612,800	14,400	10,400	1,089,285
	2013	155,850	36,500			1,200	7,742	201,292
	2012	151,873	36,500		90,100	3,500	7,675	289,648
	2011	137,700	40,000			3,000	7,435	188,135
	2010	125,000	27,000		105,000	2,500	4,098	263,598

W. Anderson Bishop (5)	2016	107,692			135,900	1,200	$10,600	255,392
CFO	2015	210,000	213,115	(3)		9,600	9,169	441,884
	2014	209,000	111,115		919,200	19,200	14,119	1,272,634
	2013	200,012	11,538			6,000	12,700	230,250
	2012	200,012	11,538			80,000	13,394	304,944
	2011	200,012	11,538			18,000	9,849	239,399
	2010	130,000	7,500			20,000	1,500	159,000

(1)	RSUs: value based on grant date fair value.
(2)	Consists primarily of 401(k) contributions.
(3)	Includes the bonus awarded in 2015 related to the Vectren Fuels acquisition; such bonuses were paid subsequent to December 31, 2015.
(4)	Mr. Martin became our CFO on April 1, 2016. He concurrently serves as Sunrise Coal’s CFO, a position he has held since 2008.
(5)	Mr. Bishop stepped down as our CFO on March 31, 2016 and continued as Vice President until May 31, 2016. Mr. Bishop continues to provide consulting services to us.

Position
Realized Compensation per W-2s and “At Risk” Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Dividends on outstanding RSUs	Value Realized on Vesting ($)	Other	Total W-2 Compensation	Percentage of “At Risk” Compensation
Brent K. Bilsland	2016	$350,000	$896,923	$32,000	$874,000		$2,152,923	42%
President and CEO	2015	356,731	26,923	48,000	536,000		967,654	60%
	2014	344,615	455,923	64,000	1,027,000		1,891,538	58%
	2013	280,000	21,538	7,500	476,875		785,913	62%
	2012	280,000	21,538	100,000	504,375		905,913	67%
	2011	277,981	21,538	22,500	634,375		956,394	69%
	2010	171,250	13,462	25,000	754,375		964,087	81%

Lawrence D. Martin (1)	2016	210,000	465,115	14,400	524,400		1,213,915	44%
CFO	2015	214,039	30,115	6,800	334,900		585,854	58%
	2014	205,770	245,915	14,400	410,800		876,885	48%
	2013	155,850	36,500	1,200	84,750		278,300	31%
	2012	151,873	36,500	3,500	103,750		295,623	36%
	2011	137,700	40,000	3,000			180,700	2%
	2010	125,000	27,000	2,500			154,500	2%

W. Anderson Bishop (2)	2016	107,692	201,000	1,200		$594	310,486	0%
CFO	2015	210,000	9,615	9,600	321,600	1,188	552,003	60%
	2014	209,168	111,115	19,200	616,200	1,188	956,871	66%
	2013	200,012	11,538	6,000	381,500	1,188	600,238	65%
	2012	200,012	11,538	80,000	403,500	774	695,824	69%
	2011	200,012	11,538	18,000	507,500	839	737,889	71%
	2010	130,000	7,500	20,000	603,500	839	761,839	82%

(1)	Mr. Martin became our CFO on April 1, 2016. He concurrently serves as Sunrise Coal’s CFO, a position he has held since 2008.
(2)	Mr. Bishop stepped down as our CFO on March 31, 2016 and continued as Vice President until May 31, 2016.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information concerning the outstanding stock awards held at December 31, 2016 by the named executive officers.

Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Brent K. Bilsland	100,000	$909,000

Lawrence D. Martin	60,000	$545,400

(1)If the performance criteria set by the Compensation Committee is met, the RSUs will lapse/vest on December 16, 2017.

(2)Market value is calculated at the number of common shares indicated multiplied by $9.09, which was the closing price of the Company’s common shares on December 30, 2016, $9.09, as reported by the NASDAQ Stock Market.

Restricted Stock Unit Plan and Stock Bonus Plan

At December 31, 2016, we had 733,000 RSUs outstanding and 1,146,516 available for future issuance.  Our RSU and stock option plans were approved by our Board; collectively, they and their affiliates control about 46% of our stock.  Currently, there are 1,151,016 RSUs available for future issuance.

Our stock bonus plan was authorized in late 2009 with 250,000 shares.  We did not issue any shares from the Stock Bonus Plan in 2016, and there are 86,383 shares available for future issuance.

2017 COMPENSATION TO BE PAID TO NEOS

Name and Principal Position	Salary	Bonus	Total	RSU Awards that Lapse/Vest on December 16, 2017
Brent K. Bilsland CEO & President	$350,000	$26,923	$376,923	100,000
Lawrence D. Martin CFO-effective April 1, 2016	210,000	12,115	222,115	60,000

The Compensation Committee established a performance goal of $50 million in EBITDA for 2017 for determination of the vesting/lapsing of RSUs.

The Compensation Committee is discussing new four-year RSU awards for our Chairman, President, and CFO, which is expected to be similar to our past RSU awards. This would be our third four-year plan.  The first plan was from 2010-2013.  The second was from 2014-2017 and the third would run from 2018-2021.

PROPOSAL NO. 2:  Advisory vote approving named executive officers compensation.

In accordance with Section 14A of the Exchange Act, we are asking our shareholders for an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement as set forth in the table “Summary Compensation Table”” in accordance with the compensation disclosure rules of the SEC. With regard to the issuance of the RSU awards, such RSUs will lapse/vest based on achieving the EBITDA threshold.

The Board recommends that shareholders support the following resolution for the reasons described in the Compensation Discussion and Analysis and the other tables in this Proxy Statement.

RESOLVED, that the shareholders approve, on an advisory basis, Hallador’s compensation of its named executive officers, as disclosed in Hallador’s Proxy Statement for the Meeting of Shareholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and all other table and narrative disclosures regarding named executive officer compensation.

This advisory proposal is not binding.

A majority of the shares of common stock represented at the Meeting and entitled to vote on this proposal must vote FOR the proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Broker non-votes have no effect on the vote. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

The Board recommends that you vote FOR Hallador’s named executive officer compensation.

PROPOSAL NO. 3: To approve on an advisory basis, the Say-On-Frequency vote on the compensation of the Company’s Named Executive Officers.

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory basis on the Say-on-Frequency of the say-on-pay vote.  Shareholders are not voting to approve the Board’s recommendation, but rather will be able to specify whether future votes should occur every one year, two years or three years.

We are asking Shareholders to vote on the following resolution:

“RESOLVED, that the Company’s shareholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every:

•	one year;

•	two years; or

•	three years.”

This advisory proposal is not binding.

A majority of the shares of Common Stock represented at the Meeting and entitled to vote on this proposal must vote FOR the proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions.  If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of ONE YEAR for future advisory votes regarding executive compensation.

THE BOARD RECOMMENDS A VOTE FOR SAY-ON-FREQUENCY PROPOSAL AND FOR HOLDING FUTURE SAY-ON-PAY VOTES EVERY YEAR.

PROPOSAL NO. 4: To approve the Amended and Restated Hallador Energy Company 2008 Restricted Stock Unit Plan (the “RSU Plan”) that (i) increases the number of shares by adding 1,000,000 shares to the RSU Plan, and (ii) to extend the term until May 25, 2027.

Description of Proposed Amendment. The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to provide valuable benefits to its employees. Accordingly, the Board has adopted, subject to shareholder approval, the Amended and Restated 2008 Restricted Stock Unit Plan (the “Plan”). As described in further detail below, the purpose of the amendment and restatement of the Plan is to increase the total number of shares reserved for issuance under the Plan by 1,000,000 shares, and extend the term of the Plan by ten years until May 25, 2027. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal is required to approve the amendment and restatement of the Plan.

The Board believes that the amendment and restatement of the Plan, if approved by shareholders, will provide it with a sufficient number of shares reserved under the Plan for issuance for through the next five years and to continue to make the Plan a successful element of the Company’s overall compensation strategy. The Plan is considered a valuable employee benefit plan and is highly regarded by the Company’s employees. Employees are our most important resource, and the contributions of our employees are critical to our success. The Plan is designed to more closely align the interests of the Company with the employees to share in the Company’s success through the appreciation in value of such Common Stock. The Plan is an important employee retention and recruitment vehicle.

Impact of Proposed Amendment. If the Plan amendment is approved by the Company’s shareholders, total RSUs available for issuance under the Plan will be 2,151,016. The Plan as amended would also extend the termination date of the Plan from April 1, 2018 to May 25, 2027.

Material Features of the Plan.

A description of the Plan is set forth below.

Purpose. The Company adopted the Plan on April 8, 2008 to provide its employees an opportunity to received shares of Common Stock after the RSUs vested.  The Plan is intended to benefit the Company by increasing the employee’s interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company.

Administration. The Plan is administered under the direction of the Compensation Committee of the Board. The Compensation Committee has the authority to interpret the Plan to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan. The Company bears all costs of administering and carrying out the Plan.

Eligibility. The Plan provides that any employee of the Company, nonemployee members of the Board or the board of directors of any subsidiary, or consultants or other independent advisors who provide services to the Company or any subsidiary may participate in the Plan.

Shares Available for Issuance Under the Plan. If the amendment is approved, the number of shares of Common Stock available for issuance under the Plan will be increased by 1,000,000, thereby increasing the number of shares of Common Stock reserved for issuance over the term of the Plan to 4,850,000 shares, which includes the 3,850,000 shares originally reserved for issuance under the Plan.

RSU Awards: The Plan Administrators grant the awards.

Term. If the amendment is approved, the Plan will expire on the earlier of: (i) May 25, 2027, or (ii) the date on which all shares available for issuance have been issued as fully vested shares.

The Board recommends that you vote FOR the Amended and Restated 2008 Restricted Stock Unit Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2017 by (i) each person who is known by us to own beneficially more than five percent of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our executive officers and directors as a group.  As of March 31, 2017, the Record Date, 29,412,799 shares of our Common Stock were issued and outstanding.

We do not have any RSUs that vest within 60 days from the date of this Proxy Statement.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Total Shares of Common Stock Beneficially Owned	Percent (1)
Yorktown Energy Partners (2) 410 Park Avenue New York, NY 10022	5,454,904	5,454,904	18.55
Lubar Equity Fund LLC 700 North Water Street, Suite 1200 Milwaukee, WI 53202	2,788,685	2,788,685	9.48
Hallador Alternative Assets Fund (3) 940 Southwood Blvd., Suite 201 Incline Village, NV 89451	1,671,465	1,671,465	5.68
Bryan H. Lawrence (4) 410 Park Avenue New York, NY 10022	5,878,532	5,878,532	19.99
David Hardie (5) 940 Southwood Blvd., Suite 201 Incline Village, NV 89451	1,810,555	1,810,555	6.16
Sheldon B. Lubar (7) 700 North Water Street, Suite 1200 Milwaukee, WI 53202	2,788,685	2,788,685	9.48
Steven Hardie (6) 940 Southwood Blvd., Suite 201 Incline Village, NV 89451	1,596,161	1,596,161	5.43
Brent K. Bilsland (8)	988,283	988,283	3.36
Victor P. Stabio (9)	267,776	267,776	*
W. Anderson Bishop (10)	285,570	285,570	*
Lawrence D. Martin	142,836	142,836	*
John Van Heuvelen 1660 Lincoln Street, Suite 2700 Denver, CO 80264	107,252	107,252	*
Officers and Directors as a group (9) persons	13,580,080	13,580,080	46.17

* Indicates beneficial ownership of less than 1% of the total outstanding Common Stock.

(1)	Based on shares issued and outstanding as of the Record Date.
(2)	Includes 604,904 shares owned by Yorktown Energy Partners, VI L.P., 1,900,000 shares owned by Yorktown Energy Partners, VII L.P., and 2,950,000 shares owned by Yorktown Energy Partners VIII, L.P.

(3)

Hallador Alternative Assets Fund LLC (“HAAF”) beneficially owns 1,671,465 shares.  Hallador Alternative Assets Fund LLC ("HAAF") is a Delaware limited liability company. HAAF is a private equity investment fund directed or controlled by its managing members, Hallador Management LLC and David C. Hardie.

(4)

Mr. Lawrence owns 423,628 shares directly.  Includes 604,904 shares owned by Yorktown Energy Partners, VI L.P., 1,900,000 shares owned by Yorktown Energy Partners, VII L.P., and 2,950,000 shares owned by Yorktown Energy Partners VIII, L.P.

(5)	Mr. David Hardie’s shares include 1,671,465 shares owned by HAAF. He also individually owns 139,090 shares directly.
(6)	Mr. Steven Hardie individually owns 139,090 shares directly.

Mr. Steven Hardie’s shares include 21,489 shares beneficially owned by the Steven Robert Hardie Trust; 13,481 shares beneficially owned by the Sandra Hardie Trust; and 1,422,101 shares owned by NextG.  Partners, LLC, a Nevada limited liability company.  Steven Hardie is a member and manager of NextG Partners, LLC, owning 38% of its membership interests. He disclaims beneficial ownership of the other 62% of the shares held by NextG Partners or 881,703 shares

Mr. Steven Hardie is also trustee of the Steven Robert Hardie Trust.  Mr. Steven Hardie’s spouse, Sandra Hardie, is trustee of the Sandra W. Hardie Revocable Family Trust.  Mr. Steven Hardie disclaims any beneficial ownership in any other shares held by the above-described entities.

(7)	These shares are indirectly owned by Lubar Equity Fund LLC. The Fund is managed and controlled by Lubar & Co., Inc., of which Mr. Lubar is a director, the Chairman and a shareholder.
(8)	Includes 449,117 shares owned by Mr. Bilsland’s spouse and minor children. Mr. Bilsland disclaims beneficial ownership of such shares.
(9)	Includes 7,000 shares owned by Mr. Stabio’s spouse. Mr. Stabio disclaims beneficial ownership of such shares.
(10)	Mr. Bishop stepped down as CFO on March 31, 2016 and his last day of employment was May 31, 2016. He continues to provide consulting services to us.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Mr. David Hardie failed to timely report two sales transaction by Hallador Alternative Assets fund.  There were three late transactions: (i) November 10, 2016 for 15,850 shares, (ii) November 14, 2016 for 5,900 shares, and (iii) December 5, 2016 for 9,700.  Mr. Hardie reported these sales on his December 8, 2016 report.

Based upon a review of the Form 4 filings, we believe that the reports filed for all of the other executives and directors were timely filed.

INDEPENDENT AUDITORS’ FEES AND SERVICES

Auditors

EKSH has served as our independent auditors since June 2003 and has been selected by the Audit Committee as independent auditors for 2017.  A representative from EKSH is not expected to attend the Meeting.  Brent Peterson age (51) is our Audit Partner and Joe Adams (age 57) is the concurring partner.

Audit Fees

Audit fees for 2016 were $343,335 plus an additional $15,000 or the 401(k) audit.  Audit fees for 2015 were $371,340 plus an additional $12,500 for the 401(k) audit.

PRE-APPROVAL POLICY

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by EKSH.  The policy requires that all services EKSH provides to us be pre-approved by the Audit Committee.  The Audit Committee approved all services provided by EKSH during 2016 and 2015.

PROPOSALS BY SECURITY HOLDERS

The Board did not receive any proposals for consideration to be voted upon at the Meeting of Shareholders.

OTHER MATTERS

The Board does not intend to bring any other matters before the Meeting of Shareholders and has not been informed that any other matters are to be presented by others.

INFORMATION ABOUT 2018 SHAREHOLDER PROPOSALS

Any qualified shareholder desiring to have their proposal included in the 2018 Proxy Statement must submit it in writing to us no later than December 13, 2017.  The submission of a shareholder proposal does not guarantee that it will be acted upon.

MEETING LOCATION

The Conrad Hotel

Singapore Conference Room

50 West Washington Street

Indianapolis, Indiana 46201

Telephone: (317) 713-5000

The hotel is located in downtown Indianapolis near the Monument Circle at the cross streets of West Washington Street and Illinois Street.

CONTACT INFORMATION

All inquiries should be addressed by mail to:  Hallador Energy, 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264; by phone to 303-839-5504 ext. 316; or by e-mail at: investorrelations@halladorenergy.com.

By Order of the Board of Directors,

Victor P. Stabio
Chairman

April 12, 2017

APPENDIX A

HALLADOR ENERGY COMPANY

AMENDED AND RESTATED 2008 RESTRICTED STOCK UNIT PLAN

HALLADOR ENERGY COMPANY

AMENDED AND RESTATED 2008 RESTRICTED STOCK UNIT PLAN

I.	PURPOSE OF THE PLAN

This Amended and Restated 2008 Restricted Stock Unit Plan (the “Plan”) is intended to promote the interests of Hallador Energy Company, a Colorado corporation, by providing eligible persons with the opportunity to receive equity awards designed to encourage them to continue their service relationship with the Corporation or its Subsidiaries.

This Plan amends and restates the Hallador Energy Company 2008 Restricted Stock Unit Plan, which first became effective on April 8, 2008. To the extent permitted by applicable laws, rules, or regulations, including the rules of any Stock Exchange, the Compensation Committee shall have the power, in its sole discretion, to apply any or all of the amendments effected hereby to outstanding Awards previously granted hereunder.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

A. The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.  However, administration of the Plan with respect to all other eligible persons may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons.  However, any Awards for members of the Compensation Committee must be authorized by a disinterested majority of the Board.

B. The Compensation Committee, or any Secondary Board Committee, shall have the authority to delegate its authority to one or more officers of the Corporation with respect to Awards that do not involve Section 16 Insiders. Such committee may at any time terminate the delegation of authority to any such officer.

C. Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee with respect to the Plan.

D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding awards thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

E. Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

III.	ELIGIBILITY
A. The persons eligible to participate in the Plan are as follows:
(i) Employees,
(ii) non-employee members of the Board or the board of directors of any Subsidiary, and
(iii) consultants and other independent advisors who provide services to the Corporation (or any Subsidiary).

B. The Plan Administrator shall have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when the Awards are to be made, the number of shares subject to each such Award and the vesting and issuance schedules applicable to the shares which are the subject of such Award.

IV.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 4,850,000 shares, including the 3,850,000 shares originally reserved for issuance under the Plan.

B. Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards.  If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the vesting of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the net number of shares issued, calculated in each instance after any such share withholding.

C. Should any change be made to the Common Stock by reason of any stock split (including reverse stock splits), stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities subject to each outstanding Award under the Plan.  The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

D. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.	TERMS OF AWARDS

A. The Plan Administrator shall determine the Participants who shall receive Awards under the Plan and the terms and conditions of each such Award.  Each restricted stock unit subject to the Award shall entitle the recipient to receive one share of Common Stock following vesting of the Award.

B. Awards may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service.  Outstanding Awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the Service requirements established for those Awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards as to which the designated Service requirements have not been attained or satisfied.

C. Shares of Common Stock subject to a vested Award may be issued upon vesting of the Award or upon the expiration of a designated time period following the vesting of that Award including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

D. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to an Award until that Award vests and the shares of Common Stock are actually issued thereunder.  However, dividend-equivalent units may, but shall not be required to, be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.’

E. Except as may otherwise be provided in an issuance agreement with respect to an Award, if a Participant's Service ends as a result of Participant's death or Disability, then any unvested Units outstanding will automatically accelerate and become fully vested on the date of such death or Disability.

VI.	REORGANIZATION/CHANGE IN CONTROL

A. Any Award outstanding at the time of a Reorganization may be assumed by the successor entity or otherwise continued in full force and effect.  In the event of such assumption or continuation of the Award, no accelerated vesting of the Award shall occur at the time of the Reorganization; provided, however, that if the Reorganization event also constitutes a Change in Control, then the special vesting acceleration provisions of Section VI.C below shall be applicable.

B. In the event the Award is assumed or otherwise continued in effect, the Award shall be adjusted immediately after the consummation of the Reorganization so as to apply to the number and class of securities into which the shares of Common Stock subject to restricted stock units under the Award immediately prior to the Reorganization would have been converted in consummation of that Reorganization had the shares of Common Stock actually been issued and outstanding at that time.

C. If the Award outstanding at the time of the Reorganization is not assumed or otherwise continued in effect in accordance with Section VI.A above or in the event such Reorganization also constitutes a Change in Control, then that Award shall vest immediately upon the effective date of such Reorganization or Change in Control.  The shares of Common Stock subject to the vested Award shall be issued on the closing date of the Change in Control or Reorganization transaction triggering such accelerated vesting (or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Reorganization or Change in Control and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of applicable Withholding Taxes.

D. The Plan Administrator shall have the discretionary authority to structure one or more Awards so that those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Reorganization or Change in Control transaction or upon the subsequent termination of the Participant’s Service within a designated period following the effective date of that Reorganization or Change in Control transaction.

VII.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the vesting of those Awards or the issuance of shares of Common Stock thereunder.  Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

2. Stock Delivery:  The election to deliver to the Corporation, at the time of the vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual (other than in connection with the share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual.

VIII.	EFFECTIVE DATE AND TERM OF THE PLAN
A. The Plan shall become effective on the Plan Effective Date.

B. The Plan shall terminate upon the earliest to occur of (i) May 25, 2027, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding Awards in connection with a Reorganization or Change in Control.  Should the Plan terminate on May 25, 2027, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

IX.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects subject to any stockholder approval required under applicable law or regulation or the rules of any Stock Exchange.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

X.	GENERAL PROVISIONS
A. Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan, if any, shall be used for general corporate purposes.

B. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities or Stock Exchange having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.  No Awards or shares of Common Stock or other assets shall be issued or delivered under the Plan except in compliance with all applicable requirements of applicable securities laws and the rules of any Stock Exchange.

C. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

D. Notwithstanding anything to the contrary, it is intended that Awards under the Plan not result in the "deferral of compensation" for purposes of Code Section 409A ("Section 409A"), and, to the maximum extent possible under Section 409A, any amounts payable under an Award shall be short-term deferrals pursuant to Treasury Regulation Section 1.409A-1(b)(4) or otherwise payable in a manner that would not be subject to tax under Section 409A. To the extent an Award provides for the "deferral of compensation" for purposes of Section 409A, it is intended that any amounts payable under the Award shall comply with Section 409A in a manner so as not to be subject to any additional tax, interest, penalties, or accelerated recognition of income imposed pursuant to Section 409A.  The Corporation may, without notice to a Participant, modify or amend this Plan consistent with such intentions.  Any payments to be made under an Award upon a termination of Service of a Participant shall be made only upon a "separation from service" under Section 409A, and each payment obligation of the Corporation shall be interpreted and administered accordingly.  In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to such Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)), or (ii) the date of the Participant’s death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the applicable Award shall be paid or provided in accordance with the normal payment dates specified for them herein.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Award shall mean an award of restricted stock units.

B. Award Agreement shall mean the agreement(s) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

C. Board shall mean the Corporation’s Board of Directors.
D. Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

(i) the acquisition of any person or group of related persons (as determined pursuant to section 13(d)(3) of the 1934 Act) of beneficial ownership of securities of the Corporation representing fifty percent (50%) or more of the total number of votes that may be cast for the election of Board members, or

(ii) stockholder approval of (A) any agreement for a merger or consolidation in which the Corporation will not survive as an independent corporation or other entity, or (B) any sale, exchange or other disposition of all or substantially all of the Corporation’s assets.

In determining whether a subparagraph (i) acquisition has occurred, the person acquiring beneficial ownership of the securities must be someone other than a person or an affiliate of a person that, as of May 25, 2017 is the beneficial owner of securities of the Corporation representing twenty percent (20%) or more of the total number of votes that may be cast for the election of Board members.  In determining whether a subparagraph (ii) event has occurred, the conversion of the Corporation into a limited partnership or other form of entity shall not constitute a Change in Control unless another Change in Control event, such as a subparagraph (i) acquisition, occurs concurrently with such conversion.  The Board’s reasonable determination as to whether a Change in Control event has occurred shall be final and conclusive.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute nonqualified deferred compensation under Code Section 409A and that would be payable in connection with a Change in Control, to the extent required to avoid accelerated or additional taxation under such section, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets within the meaning of Code Section 409A(a)(2)(A)(v).

E. Code shall mean the Internal Revenue Code of 1986, as amended.
F. Common Stock shall mean the Corporation’s common stock.
G. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

H. Corporation shall mean Hallador Energy Company, a Colorado corporation, and any corporate successor to all or substantially all of the assets or voting stock of Hallador Energy Company which has by appropriate action assumed the Plan.

I. Disability shall mean the earlier of: (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, as determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances; or (ii) the disability of Participant as such term is defined in the Corporation’s applicable long-term disability insurance plan.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is listed upon one or more established Stock Exchanges, then the Fair Market Value per share shall be deemed to be the averages of the quoted closing prices of the Common Stock on such Stock Exchanges on the date for which the determination is made, or if no sale shall have been made on any Stock Exchange on that day, on the next preceding day on which there was such a sale.

(ii) If the Common Stock is not listed upon an established Stock Exchange but is actively traded on the NASDAQ System, the Fair Market Value per share shall be deemed to be the last reported sale price for the date for which the determination is made or (in the absence of any sale on such date) the mean between the dealer “bid” and “ask” closing prices of the Common Stock on the NASDAQ System on such day or, if there shall have been no trading or quotes of the Common Stock on that day, on the next preceding day on which there was such trading or quotes.

(iii) If none of the foregoing apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Board by applying any reasonable valuation method.
L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
M. Participant shall mean any person who is issued an Award under the Plan.
N. Plan shall mean the Corporation’s Amended and Restated 2008 Restricted Stock Unit Plan, as set forth in this document.

O. Plan Administrator shall mean the particular persons or entity, whether the Compensation Committee (or subcommittee thereof), the Board, any Secondary Board Committee, or any officer or officers of the Corporation to whom the Compensation Committee has delegated authority, which are authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such persons or entities are carrying out their administrative functions under the Plan with respect to the persons under its jurisdiction.

P. Plan Effective Date the Plan originally became effective on April 8, 2008; as amended and restated, the Plan shall become effective on May 25, 2017.
Q. Reorganization shall mean the occurrence of any of the following transactions:
(i) the Corporation is merged or consolidated with another corporation or entity and the Corporation is not the surviving corporation or does not otherwise survive as the surviving entity, or
(ii) all or substantially all of the assets of the Corporation are acquired by another entity, or
(iii) the Corporation is liquidated or reorganized.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute nonqualified deferred compensation under Code Section 409A and that would be payable in connection with a Reorganization, to the extent required to avoid accelerated or additional taxation under such section, no Reorganization will be deemed to have occurred unless such Reorganization also constitutes a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets within the meaning of Code Section 409A(a)(2)(A)(v).

R. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.
S. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

T. Service shall mean the performance of services for the Corporation (or any Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award.  For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation.  Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

U. Stock Exchange shall mean any stock exchange or automated quotation system upon which the Corporation’s Common Stock is or may be listed or quoted.

V. Subsidiary shall mean (i) any corporation (other than the Corporation) or other entity in an unbroken chain beginning with the Corporation, provided each such entity (other than the last entity) in the unbroken chain, owns, at the time of the determination, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other voting interests in one of the other corporations or entities in such chain, or (ii) any entity that is directly or indirectly controlled by the Corporation.

W. Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the vesting of that Award or the issuance of shares of Common Stock thereunder.

HALLADOR ENERGY COMPANY

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

This RESTRICTED STOCK UNIT ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of ________________by and between Hallador Energy Company, a Colorado corporation (the “Corporation”), and___________________, an individual (“Participant”).

RECITALS

The Corporation has adopted the Amended and Restated 2008 Restricted Stock Unit Plan (the “Plan”), attached hereto as Exhibit A, pursuant to which the Corporation is authorized to grant to certain employees of the Company Restricted Stock Units (the “Units”), giving such recipient the right to receive shares of Common Stock of the Company upon vesting.

Participant is to render valuable services to the Corporation, and this Agreement evidences the special equity incentive award the Plan Administrator has authorized for Participant as an inducement to continue in the Corporation’s service.

All capitalized terms in this Agreement and not otherwise defined herein shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

Grant of Units.  The Corporation hereby awards to Participant, under the Plan, as of the Award Date, the number of Units indicated below. Each Unit which vests [during Participant’s period of Service] [in accordance with this Agreement] shall entitle Participant to receive one share of Common Stock, par value $________, on the specified issue date described herein. The Units awarded hereunder shall be credited to a separate bookkeeping account maintained by the Corporation (the “Account”) for Participant’s benefit.  All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Corporation.  The number of shares of Common Stock subject to the awarded Units, the applicable vesting schedule for the Units, the applicable conditions relating to forfeiture of the Units, the applicable date or dates on which shares of Common Stock subject to the Award shall become issuable to Participant, and the remaining terms and conditions governing the Award  shall be as set forth in this Agreement and subject to the Plan.

Award Date:	_______________
Number of Units:	_______________
Vesting Schedule:

The Units shall vest on_______________, subject to Paragraph 3 below and the other terms of this Agreement.  However, the Units may be subject to accelerated vesting in accordance with the provisions of Paragraph 5 below.  The Units which vest hereunder shall be issued in accordance with the provisions of Paragraph 7 of this Agreement, subject to the Corporation’s collection of the applicable Withholding Taxes.

Limited Transferability.  Prior to vesting of the Units and actual receipt of the shares of Common Stock subject to the Award which become issuable hereunder, Participant may not transfer any interest in the Award or any rights to the underlying Common Stock.  Any such Common Stock subject to the Award which becomes issuable hereunder but which otherwise remains unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award, if any.  Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designee.

Vesting and Forfeiture.  The Units shall be subject to the following terms, conditions and restrictions with respect to vesting and forfeiture, in addition to any other applicable vesting and forfeiture provisions contained in the Plan and this Agreement:

Continuous Service.  Should Participant cease Service for any reason prior to vesting of any Units subject to this Award (including termination by the Corporation), then any unvested Units awarded hereunder shall be immediately forfeited and cancelled, and Participant shall thereupon cease to have any right or entitlement to receive any shares of Common Stock under those cancelled Units.

Termination of Service.   Notwithstanding Paragraph 3.A. above, in the event the employment of the Participant is terminated by the Corporation without Cause or by the Participant for Good Reason, then any unvested Units outstanding immediately prior to such termination will automatically accelerate and become fully vested upon such termination.

Forfeiture for Demotion.  Notwithstanding Paragraph 3.A. above, in the event the Participant receives an Award and the Participant is subsequent demoted by the Corporation, voluntarily or involuntarily, then any unvested Units awarded hereunder shall be immediately forfeited and cancelled, and Participant shall thereupon cease to have any right or entitlement to receive any shares of Common Stock under those cancelled Units.

Stockholder Rights.  The Award hereunder shall not be interpreted to bestow upon Participant any equity interest or ownership in the Corporation prior to the date the Common Stock is issued hereunder.  The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until the vesting of the applicable Units and the Participant becomes the record holder of shares of Common Stock upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes, and only with respect to the shares of Common Stock so issued.

Reorganization/Change in Control.

Any Units subject to this Award at the time of a Reorganization may be assumed by the successor entity or otherwise continued in full force and effect. In the event of such assumption or continuation of the Award, no accelerated vesting of the Units shall occur at the time of the Reorganization; provided, however, that if the Reorganization event also constitutes a Change in Control, then the special vesting acceleration provisions of Paragraph 5.C of this Agreement shall be applicable.

In the event the Award is assumed or otherwise continued in effect, the Units subject to the Award will be adjusted immediately after the consummation of the Reorganization so as to apply to the number and class of securities into which the Common Stock subject to those Units immediately prior to the Reorganization would have been converted in consummation of that Reorganization had the Common Stock actually been issued and outstanding at that time.

If the Units subject to this Award at the time of the Reorganization are not assumed or otherwise continued in effect in accordance with Paragraph 5.A above or in event such Reorganization also constitutes a Change in Control, then those units shall vest immediately upon the effective date of such Reorganization or Change in Control.  The Common Stock subject to those vested Units shall be issued on the closing date of the Change in Control or Reorganization transaction triggering such accelerated vesting (or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Reorganization or Change in Control and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of applicable Withholding Taxes pursuant to the provisions of Paragraph 7.  In no event, however, shall the issuance of the Common Stock subject to the Units or the distribution of any other consideration for those shares of Common Stock be made to Participant later than the fifteenth (15th) day of the third (3rd) month following the taxable year in which the Change in Control or Reorganization transaction is effectuated.

This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Adjustment in Award.  Should any change be made to the Common Stock by reason of any stock split (including a reverse stock split), stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other similar change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. Such adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.  The determination of the Plan Administrator shall be final, binding and conclusive.  In the event of a Change in Control or Reorganization, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 5.

Issuance of Common Stock/Collection of Withholding Taxes.

On the date on which Units vest in accordance with the provisions of this Agreement or as soon as administratively practicable following such vesting date, the Corporation shall issue to or on behalf of Participant a certificate for the amount of Common Stock to which Participant is entitled, subject to the Corporation’s collection of the applicable Withholding Taxes and Participant’s delivery of any representations required of him or her pursuant to Paragraph 8.B below.  In no event, however, shall such issuance be effected later than the fifteenth (15th) day of the third (3rd) month following the taxable year in which the applicable vesting date occurs, with the applicable Withholding Taxes to be collected on or before such issuance.

Unless Participant (i) otherwise makes satisfactory arrangements with the Corporation on or before the date on which theUnits vest under this Award to pay the applicable Withholding Taxes through the delivery of a check payable to the Corporation in a dollar amount equal to the Withholding Taxes which the Corporation must collect from Participant in connection with such vesting and concurrent issuance of such the applicable number of shares of Common Stock, and (ii) in fact delivers such check to the Corporation not later than that vesting date, the Corporation shall collect the applicable Withholding Taxes by withholding from the shares of Common Stock otherwise issuable to Participant at that time, a portion of those shares with a Fair Market Value (measured as of the vesting date) equal to the applicable Withholding Taxes; provided, however, that the number of  Shares so withheld shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

Except as otherwise provided in Paragraph 5 and Paragraph 7.B, the settlement of all Units which vest under the Award shall be made solely in shares of Common Stock.  In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to that Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

Securities Law Compliance

The Shares issued under this Agreement will not be registered under the 1933 Act, and will be issued to Participant in reliance upon the private placement exemption from such registration provided under Section 4(2) of the 1933 Act.  Participant hereby confirms that Participant has been informed that the issued Shares will be restricted securities under the 1933 Act and may not be resold or transferred unless those shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Participant hereby acknowledges that Participant will acquire the Shares for investment purposes only and not with a view to resale and will hold the Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of restricted securities will require such shares to be held for a period of at least one year after their issuance pursuant to this Agreement.

Upon demand by the Corporation, Participant shall deliver to the Corporation a representation in writing that Participant will acquire the Shares issued under this Agreement for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Corporation may require.  Should the Corporation make such demand, then delivery of such representation shall be a condition precedent to Participant’s right to the issuance of the Shares.

Participant shall make no disposition of the issued Shares unless and until there is compliance with all of the following requirements:

Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

Participant shall have provided the Corporation with an opinion of counsel, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act, or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement which have been sold or transferred in violation of the provisions of this Agreement, or (ii) to treat as the owner of those Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

The stock certificates for any Shares issued under this Agreement shall be endorsed with the following restrictive legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) an opinion of counsel, in form satisfactory to the Corporation, that registration under such Act is not required with respect to such sale or offer.”

Benefit Limit.    Notwithstanding anything to the contrary in this Agreement, in the event the vesting of Units and corresponding issuance of the Common Stock subject to this Award (together with any other payment or benefit received or to be received by a Participant in connection with a Change of Control of the Corporation) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would constitute a parachute payment under Code Section 280G, and would, but for this Paragraph 9, be subject to the excise tax imposed under Code Section 4999 (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the ”Excise Tax”), then prior to making the Total Payments, a calculation shall be made comparing (i) the After-Tax Value (as defined below) to the Participant of the Total Payments after payment of the Excise Tax to (ii) the After-Tax Value to the Participant if the Total Payments are limited to the extent necessary to avoid being subject to the Excise Tax.  Only if the amount calculated under clause (i) above is less than the amount under clause (ii) above will the Total Payments be reduced to the minimum extent necessary to ensure that no portion of the Total Payments is subject to the Excise Tax.  The term “After-Tax Value” shall mean the present value of the Total Payments reduced by all federal, state, local and foreign income, excise and employment taxes applicable to such payments.  All determinations and calculations required to be made under this Paragraph shall be made by the Corporation’s independent accountants (at Corporation’s expense), in consultation with the Participant and subject to the reasonable right of the Participant’s representative(s) to review and comment on such calculations prior to final determination.  The parties recognize that the actual implementation of the provisions of this Paragraph may be complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder. The Total Payments shall be reduced, as applicable, in a manner that maximizes the Participant’s economic position.  In applying this principle, the reduction shall be made in a manner consistent with the requirements of Code Section 409A, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

Section 409A.  Notwithstanding anything to the contrary, the Corporation and Participant intend that this Agreement not provide for the "deferral of compensation" for purposes of Internal Revenue Code Section 409A ("Section 409A"), and, to the maximum extent possible under Section 409A, any amounts payable under this Agreement shall be short-term deferrals pursuant to Treasury Regulation Section 1.409A-1(b)(4) or otherwise payable in a manner that would not be subject to tax under Section 409A, and this Agreement shall be interpreted and operated consistent with such intent. To the extent this Agreement provides for the "deferral of compensation" for purposes of Section 409A, the parties hereto intend that any amounts payable under this Agreement shall comply with Section 409A in a manner so as not to be subject to any additional tax, interest, penalties, or accelerated recognition of income imposed pursuant to Section 409A, and this Agreement shall be interpreted and operated consistent with such intent.  The Corporation may, without notice to Participant, modify or amend this Agreement consistent with such intentions, provided that no such modification or amendment to this Agreement that would disadvantage the Participant shall be made applicable to the Participant without the Participant's prior written consent.  Any payments to be made under this Agreement upon a termination of service to the Corporation shall be made only upon a "separation from service" under Section 409A, and each payment obligation of the Corporation shall be interpreted and administered accordingly.  Notwithstanding the foregoing, the Corporation makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

Compliance with Other Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.

Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

Construction.  All interpretations and constructions of the provisions of this Agreement and all determinations on any questions arising under this Agreement shall be made by the Plan Administrator, and its decision on such matters shall be conclusive and binding on all persons having an interest in this option.

Governing Law and Venue.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Colorado without resort to that State’s conflict-of-laws rules.  For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Colorado, and agree that any such litigation shall be conducted in the courts of Denver County, Colorado, or the federal

Employment at Will.  Nothing in this Agreement shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

Participant Acknowledgements.  Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel (including tax counsel) prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE UNITS WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT'S SERVICE (NOT THROUGH THE ACT OF BEING GRANTED THE AWARD OR ACQUIRING UNITS HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT NOR THE PLAN WILL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT'S SERVICE WITH CORPORATION.

[Signatures intentionally on following page]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the day and year first indicated above.

HALLADOR ENERGY COMPANY

By:	_______________________________
Name:
Title:
PARTICIPANT:

Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Restricted Stock Unit Issuance Agreement:

Agreement shall mean this Restricted Stock Unit Issuance Agreement.

Award shall mean the award of Units made to Participant pursuant to the terms of the Agreement.

Award Date shall mean the date the Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

Board shall mean the Corporation’s Board of Directors.

Cause shall mean (i) the Participant's failure to perform (other than due to Disability or death) the duties of the Participant's position (as they may exist from time to time) to the reasonable satisfaction of the Corporation or any of its Subsidiaries after receipt of a written warning and at least fifteen (15) days' opportunity for the Participant to cure the failure, (ii) any act of fraud or dishonesty committed by the Participant against or with respect to the Corporation or any of its Subsidiaries or customers as shall be reasonably determined to have occurred by the Board, (iii) the Participant's conviction or plea of no contest to a crime that negatively reflects on the Participant's fitness to perform the Participant's duties or harms the Corporation’s or any of its Subsidiaries' reputation or business, (iv) the Participant's willful misconduct that is injurious to the Corporation or any of its Subsidiaries, or (v) the Participant's willful violation of a material policy of the Corporation or any of its Subsidiaries. The preceding definition shall not be deemed to be inclusive of all the acts or omissions that the Corporation or any of its Subsidiaries may consider as grounds for the dismissal or discharge of the Participant or any other individual in the service of the Corporation or any of its Subsidiaries.  Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Corporation, the definition of "cause" as defined in such employment agreement will supersede the above definition.

Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

the acquisition of any person or group of related persons (as determined pursuant to section 13(d)(3) of the 1934 Act) of beneficial ownership of securities of the Corporation representing fifty percent (50%) or more of the total number of votes that may be cast for the election of Board members, or stockholder approval of (A) any agreement for a merger or consolidation in which the Corporation will not survive as an independent corporation or other entity, or (B) any sale, exchange or other disposition of all or substantially all of the Corporation’s assets.

In determining whether a subparagraph (i) acquisition has occurred, the person acquiring beneficial ownership of the securities must be someone other than a person or an affiliate of a person that, as of May 25, 2017, is the beneficial owner of securities of the Corporation representing twenty percent (20%) or more of the total number of votes that may be cast for the election of Board members.  In determining whether a subparagraph (ii) event has occurred, the conversion of the Corporation into a limited partnership or other form of entity shall not constitute a Change in Control unless another Change in Control event such as a subparagraph (i) acquisition occurs concurrently with such conversion.  The Board’s reasonable determination as to whether a Change in Control event has occurred shall be final and conclusive.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute nonqualified deferred compensation under Code Section 409A and that would be payable in connection with a Change in Control, to the extent required to avoid accelerated or additional taxation under such section, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets within the meaning of Code Section 409A(a)(2)(A)(v).

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock shall mean shares of the Corporation’s common stock, par value $________.

Corporation shall mean Hallador Energy Company, a Colorado corporation, and any successor corporation to all or substantially all of the assets or voting stock of Hallador Energy Company, which has by appropriate action assumed the Award.

Disability shall mean the earlier of: (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, as determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances; or (ii) the disability of Participant as such term is defined in the Corporation’s applicable long-term disability insurance plan.

Employee shall mean an individual who is in the employ of the Corporation (or any Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

If the Common Stock is listed upon one or more established Stock Exchanges, then the Fair Market Value per share shall be deemed to be the averages of the quoted closing prices of the Common Stock on such Stock Exchanges on the date for which the determination is made, or if no sale shall have been made on any Stock Exchange on that day, on the next preceding day on which there was such a sale.

If the Common Stock is not listed upon an established Stock Exchange but is actively traded on the NASDAQ System, the Fair Market Value per share shall be deemed to be the last reported sale price for the date for which the determination is made or (in the absence of any sale on such date) the mean between the dealer “bid” and “ask” closing prices of the Common Stock on the NASDAQ System on such day or, if there shall have been no trading or quotes of the Common Stock on that day, on the next preceding day on which there was such trading or quotes.

If none of the foregoing apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Plan Administrator by applying any reasonable valuation method.

Good Reason shall mean the occurrence, without the Participant’s written consent, of any of the following events or conditions: (A) a material reduction in the Participant’s authority, duties or responsibilities compared to the Participant’s authority, duties and responsibilities as of the Award Date; (B) the Participant’s principal work location being moved more than 40 miles from the Corporation’s current location in Denver, Colorado; (C) the Corporation or any of its Subsidiaries materially reduces the Participant’s base salary (unless the base salaries of substantially all other senior executives of the Company are similarly reduced); or (D) if the Participant is a party to an employment agreement with the Company, any material breach of such employment agreement by the Company, or any material breach of this Agreement.  The Participant will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition.  The Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice of the Participant’s non-acquiescence within such 90-day period.

1933 Act shall mean the Securities Act of 1933, as amended.

1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Participant shall mean the person to whom the Award is made pursuant to the Agreement.

Plan shall mean that certain Amended and Restated 2008 Restricted Stock Unit Plan of Corporation.

Plan Administrator shall mean the particular persons or entity which are authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such persons or entities are carrying out administrative functions under the Plan with respect to the persons under its jurisdiction.

Restricted Stock Unit shall mean each restricted stock unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.

Reorganization shall mean the occurrence of any of the following transactions:

the Corporation is merged or consolidated with another corporation or entity and the Corporation is not the surviving corporation or does not otherwise survive as the surviving entity, or all or substantially all of the assets of the Corporation are acquired by another entity, or the Corporation is liquidated or reorganized.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute nonqualified deferred compensation under Code Section 409A and that would be payable in connection with a Reorganization, to the extent required to avoid accelerated or additional taxation under such section, no Reorganization will be deemed to have occurred unless such Reorganization also constitutes a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets within the meaning of Code Section 409A(a)(2)(A)(v).

Service shall mean Participant’s performance of services for the Corporation (or any Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award..  Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Subsidiary), or (ii) the entity for which Participant performs such services ceases to remain a Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

Stock Exchange shall mean any stock exchange or automated quotation system upon which the Corporation’s Common Stock is or may be listed or quoted.

Subsidiary shall mean (i) any corporation (other than the Corporation) or other entity in an unbroken chain beginning with the Corporation, provided each such entity (other than the last entity) in the unbroken chain, owns, at the time of the determination, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other voting interests in one of the other corporations or entities in such chain, or (ii) any entity that is directly or indirectly controlled by the Corporation.

T.Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and concurrent issuance of the shares of Common Stock under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with such vesting and issuance of those shares.

EXHIBIT A

AMENDED AND RESTATED 2008 RESTRICTED STOCK UNIT PLAN